EXHIBIT 23.1






                       [PRICE WATERHOUSE LLP LETTERHEAD]




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 21, 1995, which appears on page 22 of the 1995 Annual Report to Shareholders of PAR Technology Corporation, which is incorporated by reference in PAR Technology Corporation's Annual Report on Form 10-K for the year ended December 31, 1995.


Syracuse, New York
September 29, 1995